EXHIBIT 4.8



     SECOND AMENDMENT (this "AMENDMENT"), dated as of January 7, 2003, to the VCA Antech, Inc. Senior Notes Indenture (the "HOLDINGS INDENTURE"), dated as of September 20, 2000, as amended on November 20, 2001, by and between VCA Antech, Inc., a Delaware corporation (formerly known as Veterinary Centers of America, Inc.) ("HOLDINGS"), and J.P. Morgan Trust Company, National Association (formerly Chase Manhattan Bank and Trust Company, National Association), a national banking association organized under the federal laws of the United States, as trustee. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed to such terms in the Holdings Indenture.

                                    RECITALS

     WHEREAS, the parties have agreed to amend the Holdings Indenture, but only upon the terms and subject to the conditions set forth below,

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.   SECTION 1.01 (DEFINITIONS).

     Clause (iii) of the definition of "Change of Control" in Section 1.01 of the Holdings Indenture shall be amended to read in its entirety as follows:

"(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), as a result of which, (x) prior to a Note Registration, (1) the Principals, Management Investors and their Related Parties beneficially own and control, directly or indirectly, less than 35% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (2) GEI and its Affiliates beneficially own, directly or indirectly, less than 20% of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings, or (y) Holdings ceases to own directly 100% of the outstanding Equity Interests of the Company or (z) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Principals, Management Investors or their Related Parties, shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings and the Principals, Management Investors or their Related Parties have less voting power than such Person or "group" or"

2. HOLDINGS INDENTURE REMAINS IN EFFECT. Except as expressly amended herein, the Holdings Indenture shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Holdings Indenture or the Notes or to prejudice any other right or rights which the holders of the Notes may now have or may have in the future under or in connection with the Holdings Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.



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3.   COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.



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     IN WITNESS WHEREOF, the parties here-so have caused this Amendment m be duly executed, as of the day and year first above written.

VCA ANTECH, INC.


By:     /S/ TOMAS W. FULLER
     ----------------------------------
     Name:  Tomas W. Fuller
     Title: Chief Financial Officer



J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION


By:     /S/ JAMES NAGY
     ----------------------------------
     Name:  James Nagy
     Title: Assistant Vice President


Agreed to and accepted by Holders of at least a majority in principal mount at maturity of the outstanding Notes pursuant to Section 10.02(a) of the Holdings Indenture.

GS MEZZANINE PARTNERS II, L.P.

By:     GS Mezzanine Advisors II, L.L.C.
        its general partner


By:     /S/ MELINA HIGGINS
     ----------------------------------
     Name:
     Title:



GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:     GS Mezzanine Advisors II, L.L.C.
        its general partner


By:     /S/ MELINA HIGGINS
     ----------------------------------
     Name:
     Title: